As filed with the Securities and Exchange Commission on January 22, 2024

Registration No. 333-274913

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perfect Moment Ltd.
(Exact name of registrant as specified in its charter)

Delaware	2300	86-1437114
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

307 Canalot Studios

222 Kensal Road

London W10 5BN

United Kingdom

+44 (0)204 558 8849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

108 W. 13th Street, Suite 100

Wilmington, DE 19801

New Castle County

(845) 425-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nimish Patel	Barrett S. DiPaolo
Blake Baron	Sichenzia Ross Ference Carmel LLP
Mitchell Silberberg & Knupp LLP	1185 Avenue of the Americas, 31st Floor
2049 Century Park East, 18th Floor	New York, NY 10036
Los Angeles, CA 90064	212-930-9700
(310) 312-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 of Perfect Moment Ltd. (the “Company”) (File No. 333-274913) is being filed as an exhibit-only filing solely to file the form of Underwriting Agreement, form of Underwriter Warrant and Opinion of Mitchell Silberberg & Knupp LLP and to update Exhibit 10.3 (Amendment No. 1 to Employment Agreement between Perfect Moment Ltd. and Jeff Clayborne) and Exhibit 107 (Filing Fee Table). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Underwriting Agreement

2.1#**	Share Exchange Agreement

3.1**	Certificate of Incorporation of the Company, effective as of January 11, 2021

3.2**	Certificate of Correction, effective as of January 25, 2021

3.3**	Form of Certificate of Incorporation of the Company, to be effect upon the initial closing of the Company’s initial public offering

3.4**	Bylaws of the Company currently in effect

3.5**	Form of Bylaws of the Company, to be in effect upon the initial closing of the Company’s initial public offering

4.1**	Form of the Company’s common stock certificate

4.2	Form of Underwriter Warrant

4.3**	Form of Convertible Promissory Note for 2021 Debt Financing

4.4**	Form of Amendment No. 1 to Convertible Promissory Note for 2021 Debt Financing

4.5**	Form of Amendment No. 2 to Convertible Promissory Note for 2021 Debt Financing

4.6**	Form of Amendment No. 3 to Convertible Promissory Note for 2021 Debt Financing

4.7**	Form of Convertible Promissory Note for 2022 Debt Financing

4.8**	Form of Amendment No. 1 to Convertible Promissory Note for 2022 Debt Financing

4.9**	Form of Amendment No. 2 to Convertible Promissory Note for 2022 Debt Financing

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1+**	Employment Agreement between Perfect Moment (UK) Limited and Mark Buckley

10.2+**	Employment Agreement between Perfect Moment Ltd. and Jeff Clayborne

10.3+	Amendment No. 1 to Employment Agreement between Perfect Moment Ltd. and Jeff Clayborne

10.4+**	Employment Agreement between Perfect Moment (UK) Limited and Jane Gottschalk

10.5+**	Consulting Agreement between Perfect Moment Asia Limited and Max Gottschalk

10.6+**	Consulting Agreement between Perfect Moment Asia Limited and Jane Gottschalk

10.7+**	Consulting Agreement between Perfect Moment Asia Limited and Tracy Barwin

10.8+**	Consulting Agreement between Perfect Moment Asia Limited and Arnhem Consulting Limited

10.9+**	2021 Equity Incentive Plan and forms of award agreements thereunder

10.10+**	Proposed Amendment No. 1 to 2021 Equity Incentive Plan

10.11**	Form of Securities Purchase Agreement for 2021 Debt Financing

10.12**	Form of Security Agreement for 2021 Debt Financing

10.13**	Form of Registration Rights Agreement for 2021 Debt Financing

10.14**	Form of Copyright Security Agreement for 2021 Debt Financing

10.15**	Form of Patent Security Agreement for 2021 Debt Financing

10.16**	Form of Trademark Security Agreement for 2021 Debt Financing

10.17**	Form of Securities Purchase Agreement for 2022 Debt Financing

10.18**	Form of Security Agreement for 2022 Debt Financing

10.19**	Form of Registration Rights Agreement for 2022 Debt Financing

10.20+**	Independent Director Agreement between Perfect Moment Ltd. and Andre Keijsers

10.21+**	Independent Director Agreement between Perfect Moment Ltd. and Berndt Hauptkorn

10.22+**	Independent Director Agreement between Perfect Moment Ltd. and Tracy Barwin

10.23+**	Independent Director Agreement between Perfect Moment Ltd. and Tim Nixdorff

10.24+**	Form of Indemnification Agreement for Directors and Officers

10.25**	Consulting Agreement among Perfect Moment Ltd., Perfect Moment Asia Ltd. and Lucius Partners LLC

10.26**	Amendment to Consulting Agreement among Perfect Moment Ltd., Perfect Moment Asia Ltd. and Lucius Partners LLC

10.27**	Second Amendment to Consulting Agreement among Perfect Moment Ltd., Perfect Moment Asia Ltd. and Lucius Partners LLC

10.28**	Third Amendment to Consulting Agreement among Perfect Moment Ltd., Perfect Moment Asia Ltd. and Lucius Partners LLC

10.29**	Consulting Agreement between Perfect Moment Asia Ltd. and Montrose Capital Partners Limited

10.30**	Amendment to Term Sheet and Consulting Agreement between Perfect Moment Asia Ltd. and Montrose Capital Partners Limited

10.31**	Second Amendment to Term Sheet and Consulting Agreement between Perfect Moment Asia Ltd. and Montrose Capital Partners Limited

10.32**	Third Amendment to Consulting Agreement between Perfect Moment Asia Ltd., Perfect Moment Ltd. and Montrose Capital Partners Limited

10.33**	Fourth Amendment to Consulting Agreement between Perfect Moment Asia Ltd., Perfect Moment Ltd. and Montrose Capital Partners Limited

10.34**	Facility Letter Agreement between Perfect Moment Asia Limited and HSBC

10.35**	Amendment to Facility Letter Agreement, dated April 11, 2023, between Perfect Moment Asia Limited and HSBC

10.36**	Amendment to Facility Letter Agreement, dated July 10, 2023, between Perfect Moment Asia Limited and HSBC

10.37**	UBS Switzerland AG Standby Documentary Credit

10.38**	Charge over Securities and Deposits between Perfect Moment Asia Limited and HSBC

10.39**	Guarantee of Perfect Moment Limited

10.40**	Guarantee Agreement between Perfect Moment Asia Limited and J. Gottschalk & Associates

10.41**	Guarantee of Max Gottschalk dated July 7, 2021

10.42**	Guarantee of Max Gottschalk dated June 14, 2018

10.43**	Amendment to UBS Switzerland AG Standby Documentary Credit

16.1**	Letter to SEC from CohnReznick LLP dated November 6, 2023

21.1**	List of Subsidiaries

23.1**	Consent of Weinberg & Company, P.A.

23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page to a previously filed registration statement)

107	Filing Fee Table

**	Previously filed.

+	Indicates a management contract or compensatory plan or arrangement.

#	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)	No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on January 22, 2024.

PERFECT MOMENT LTD.

By:	/s/ Mark Buckley
Mark Buckley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

*	Chairman of the Board of Directors	January 22, 2024
Max Gottschalk

/s/ Mark Buckley	Chief Executive Officer and Director	January 22, 2024
Mark Buckley	(Principal Executive Officer)

*	Chief Financial Officer	January 22, 2024
Jeff Clayborne	(Principal Financial and Accounting Officer)

*	Director	January 22, 2024
Andre Keijsers

*	Director	January 22, 2024
Berndt Hauptkorn

*	Director	January 22, 2024
Jane Gottschalk

*	Director	January 22, 2024
Tracy Barwin

*	Director	January 22, 2024
Tim Nixdorff

*By:	/s/ Mark Buckley
Mark Buckley
Attorney-In-Fact